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                                                                   Exhibit 99(b)
                                REVOCABLE PROXY

                       SOUTH BRANCH VALLEY BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                            ________________, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints ________________and______________and either one of them, with full power of substitution in each, proxies to vote all the shares of common stock of South Branch Valley Bancorp, Inc. ("South Branch") that the undersigned is entitled to vote, at the Special Meeting of Shareholders of South Branch to be held on ____________, ________________, 1999, at 9:00
a.m., and at any and all adjournments thereof.

     1. Authorization for the issuance of up to 320,000 shares of South Branch stock in connection with an Agreement and Plan of Merger dated as of July 16, 1999, among South Branch Valley Bancorp, Inc., and the parties to the Agreement and Plan of Merger, Potomac Valley Bank and Potomac Valley Interim Bank, Inc., a wholly owned subsidiary of South Branch Valley Bancorp, Inc. A copy of the Merger Agreement is attached as Annex I to the accompanying Prospectus/Joint Proxy Statement.

          [_]   For             [_]   Against          [_]   Abstain

     2. Approval of an amendment to the Articles of Incorporation of South Branch Valley Bancorp, Inc. to change the name of South Branch to "Summit Financial Group, Inc." The text of the proposed amendment is attached as Annex III to the accompanying Prospectus/Joint Proxy Statement.

          [_]   For             [_]   Against          [_]   Abstain

            PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING:    [_]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" Item 1.

     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.

Please be sure to sign and date this proxy in the box below.

--------------------------------------------------------------------------------
Date__________________________


______________________________
Shareholder sign above

______________________________
Co-holder (if any) sign above
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Detach above card, sign, date and mail in postage paid envelope provided.

                       SOUTH BRANCH VALLEY BANCORP, INC.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
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                              POTOMAC VALLEY BANK

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on ____________, 1999.


              Signature                           Title
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        _____________________              _____________________

        _____________________              _____________________

        _____________________              _____________________